Exhibit 23.2

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
C. Dana Waterman III
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Terry M. Giebelstein*
Rand S. Wonio
Curtis E. Beason
Robert V. P. Waterman, Jr.*
Peter J. Benson*
Michael L. Noyes
R. Scott Van Vooren*
Thomas D. Waterman*
John D. Telleen*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Jeffrey W. Paul*
Theodore F. Olt III*
Cameron A. Davidson*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O’Rourke*

LANE & WATERMAN LLP

Established 1854
___________________________

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

Writer’s Direct Dial: (563) 333-6624
E-Mail Address:  rdavidson@l-wlaw.com

June 9, 2009

Troy D. Venner*
Courtney M. Kay-Decker*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Stacey L. Hall*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
April A. Marshall**

  Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
William C. Davidson*

   *Also Admitted in Illinois
  **Only Admitted in Illinois

224 18th Street, Suite 500
Rock Island, Illinois 61201-8739
Telephone (309) 786-1600
Fax (309) 786-1794

Consent of Lane & Waterman LLP

We consent to the use of our tax opinion dated June 9, 2009, addressed to John Deere Capital Corporation, John Deere Receivables, Inc., BNY Mellon Trust Of Delaware and U.S. Bank National Association for filing as an exhibit to the Form 8-K of John Deere Owner Trust 2009, dated June 9, 2009.

/s/ LANE & WATERMAN LLP